UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008

THE MIDDLEBY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)	Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On August 12, 2008, The Middleby Corporation, a Delaware corporation (“Middleby”) and its wholly owned subsidiary, Chef Acquisition Corp., a Delaware corporation (“Merger Sub), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TurboChef Technologies, Inc., a Delaware corporation (“TurboChef”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, TurboChef will merge with and into Merger Sub (the “Merger”), and Merger Sub will continue as the surviving corporation in the Merger as a wholly owned subsidiary of Middleby.  The Merger, the Merger Agreement and the transactions contemplated thereby have been unanimously approved by the Boards of Directors of TurboChef and Middleby.  The transaction is expected to close in the fourth quarter of 2008.

Upon effectiveness of the Merger, each issued and outstanding share of TurboChef’s common stock, other than shares owned by Middleby, TurboChef or their subsidiaries and any dissenting shares, will be automatically converted into the right to receive a combination of (i) 0.0486 shares of Middleby common stock and (ii) $3.67 in cash (representing a total value of $6.47 per TurboChef share based on Middleby’s closing stock price of $57.60 on August 11, 2008, the last trading date prior to the announcement of the contemplated transaction).  No fractional shares of Middleby Common Stock will be issued in connection with the Merger, and holders of TurboChef Common Stock will be entitled to receive cash in lieu thereof.

Middleby, Merger Sub and TurboChef have made customary representations, warranties and covenants in the Merger Agreement.  Consummation of the Merger is subject to various closing conditions, including adoption of the Merger Agreement by TurboChef’s stockholders, effectiveness of the registration statement relating to Middleby’s common stock, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions.

The Merger Agreement contains certain termination rights for both Middleby and TurboChef, and further provides that, upon termination of the Merger Agreement under specified circumstances, TurboChef may be required to pay Middleby a termination fee of $7 million.

In connection with the transactions contemplated by the Merger Agreement, certain officers and directors of TurboChef, collectively representing approximately 20% of TurboChef’s outstanding shares, entered into a voting and support agreement (the “Voting Agreement”) with Middleby.  Pursuant to the Voting Agreement, these stockholders have agreed, among other things, to vote their shares in favor of the adoption and approval of the Merger Agreement and the Merger.  All obligations to vote in favor of the adoption and approval of the Merger Agreement and the Merger will terminate if the Merger Agreement is terminated.  Approval by Middleby’s stockholders is not required.

The foregoing descriptions of the Merger Agreement and the Voting Agreement are not intended to be complete and are qualified in their entirety by reference to the Merger Agreement and the Voting Agreement, copies of which are attached hereto as Exhibits 2.1 and 10.1, respectively, and are incorporated by reference herein.

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms.  Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The Merger Agreement contains representations and warranties made by the parties to each other regarding certain matters.  The assertions embodied in the representations and warranties are as of specific dates and are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement.  The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties. Moreover, certain representations and warranties may not be complete or accurate as of a particular date because they are subject to a contractual standard of materiality and/or were used for the purpose of allocating risk among the parties rather than establishing certain matters as facts.  Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in TurboChef’s or Middleby’s public disclosures.  Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Additional Information and Where You Can Find It

In connection with the proposed transaction, Middleby will file with the SEC a registration statement on Form S-4 and TurboChef will mail a proxy statement/prospectus to its stockholders, and each will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to TurboChef’s stockholders. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Middleby and TurboChef, without charge, at the SEC’s Internet site (http://www.sec.gov).

Middleby, TurboChef and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Middleby’s directors and executive officers is available in Middleby’s proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on March 28, 2008, and amended on April 24, 2008 and Middleby’s 2007 Annual Report on Form 10-K, which was filed with the SEC on February 27, 2008, and amended on August 6, 2008. Information regarding TurboChef’s directors and executive officers is available in TurboChef’s proxy statement for its 2008 annual meeting of stockholders and TurboChef’s 2007 Annual Report on Form 10-K, which were filed with the SEC on June 10, 2008 and March 7, 2008, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant material to be filed with the SEC when they become available.

Item 9.01        Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated August 12, 2008, between The Middleby Corporation, Chef Acquisition Corp., and TurboChef Technologies, Inc.

Exhibit 10.1	Form of Voting Agreement, dated August 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Dated: August 15, 2008	By:	/s/ Timothy J. FitzGerald
Timothy J. FitzGerald
Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated August 12, 2008, between The Middleby Corporation, Chef Acquisition Corp., and TurboChef Technologies, Inc.

Exhibit 10.1	Form of Voting Agreement, dated August 12, 2008.